Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 24, 2026, with respect to the financial statements included in the Annual Report of Colgate-Palmolive Puerto Rico Savings and Investment Plan on Form 11-K for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statement of Colgate-Palmolive Company on Form S-8 (File No. 333-132038).

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
June 24, 2026